277314868 v3 November 11, 2022 Zachary Roberts c/o counsel, Richard Davis (rdavis@richardwdavis.com) Dear Zachary: This letter sets forth the substance of the separation agreement (the “Agreement”) that Instil Bio, Inc. (the “Company”) is offering to you to aid in your employment transition. 1. SEPARATION. You and the Company have mutually agreed that you are resigning your employment with the Company, with your last day of work with the Company and your employment termination date as November 11, 2022 (the “Separation Date”). The Company acknowledges and agrees that your employment termination is not for Cause (as that term is defined in that certain Amended and Restated Executive Employment Agreement between you and the Company, dated June 2020 (the “Employment Agreement”)), and you acknowledge and agree that your resignation is not for Good Reason (as that term is defined in the Employment Agreement). Thus, you acknowledge and agree that you are not entitled to any severance benefits upon your resignation, including as set forth in the Employment Agreement or pursuant to any Company policy, practice, or plan, except as set forth herein. 2. ACCRUED SALARY AND PAID TIME OFF. Shortly after the Separation Date, the Company will pay you all accrued salary and all accrued and unused PTO earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to this payment regardless of whether or not you sign this Agreement. 3. HEALTH INSURANCE. Unless you follow the procedures set forth in this paragraph, your participation in the Company’s group health insurance plan will end on the last day of the month in which the Separation Date occurs. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense following the Separation Date. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. You will be provided with a separate notice describing your rights and obligations under COBRA and a form for electing COBRA coverage. 4. CASH SEVERANCE. If you timely sign and return this fully signed Agreement to the Company, allow it to become effective, and continue to comply with your obligations under it (including without limitation, your continued compliance with your signed Employee Confidential Information and Inventions Assignment Agreement with the Company) (collectively, the “Severance Preconditions”), then the Company will pay you, as severance, the total amount of two hundred thousand dollars ($200,000), subject to standard payroll deductions and withholdings (the “Severance Amount”). Fifty thousand dollars ($50,000) of the Severance Amount will be paid, subject to standard payroll deductions and withholdings, in a lump sum within ten (10) business days after the Effective Date (as defined below), subject to satisfaction DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

277314868 v3 Page 2 of the Severance Preconditions; and the remaining one hundred fifty thousand dollars ($150,000) of the Severance Amount will be paid, subject to standard payroll deductions and withholdings, on the date that is the one-year anniversary of the Effective Date, subject to continued satisfaction of the Severance Preconditions. 5. STOCK OPTIONS & EQUITY SEVERANCE BENEFITS. Under the terms of your stock option agreement and the applicable plan documents, vesting of your stock options will cease as of the Separation Date. As an additional severance benefit under this Agreement, subject to satisfaction of the Severance Preconditions, the Company will extend the post-termination period of time for you to exercise any vested options until the date that is one year after the Separation Date. Except as expressly set forth in this paragraph, your rights and obligations with respect to your stock options, will be as set forth in your stock option agreement, grant notice and applicable plan documents. You acknowledge and agree that after the date that is ninety (90) days after the Separation Date, any options held by you that are incentive stock options will automatically convert to nonstatutory stock options. Upon the exercise of each respective option that has converted to a nonstatutory stock option, you will be treated as having received compensation income from the Company (taxable at ordinary income tax rates) equal to the excess, if any, of the aggregate fair market value of the exercised shares on the date of exercise over their aggregate exercise price. In addition to the payment of the aggregate exercise price, your exercise of each respective option is conditioned on payment to the Company of applicable income and employment taxes incurred upon exercise. You acknowledge and agree that you remain solely responsible for all employee related taxes associated with the exercise of each respective option. You also agree that with respect to any shares of the Company’s common stock acquired upon the exercise of such options (the “Option Shares”), without the written consent of the Company, prior to the date that is one year after the Separation Date, you will not (I) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any such Option Shares or (II) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Option Shares, whether any such transaction described in clause (I) or (II) above is to be settled by delivery of such Option Shares or other securities, in cash or otherwise. 6. MUTUAL NON-DISPARAGEMENT. You agree not to disparage the Company, or any of its officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, including but not limited to the Chief Executive Officer, Bronson Crouch, or Chief Financial Officer, Sandeep “Steve” Laumas, in any manner likely to be harmful to its or their business, business reputation, or personal reputation. In addition, if you timely sign this Agreement, allow it to become effective, and comply with your obligations under it, the Company will instruct its officers and directors not to disparage you in any manner likely to be harmful to your personal or business reputation. Notwithstanding anything to the contrary herein, nothing in this Agreement restricts you or the Company (including any of its officers or directors) from responding accurately and fully to any request for information if required by legal process or in connection with a government investigation. In addition, nothing in this provision or this Agreement is intended to prohibit or restrain any person in any manner from making disclosures protected under the whistleblower provisions of federal or state law or regulation or other applicable law or regulation or as set forth in the section of this Agreement entitled “Protected Rights.” DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

277314868 v3 Page 3 7. MESSAGING AND COMMUNICATIONS. You and the Company agree that, in communications with third parties about the circumstances related to your termination of service from the Company, your and the Company’s statements shall be consistent with the following points: (a) the Company will express appreciation for your contributions to it; (b) you will express pride in those contributions and in the Company, and appreciation for the opportunity to have played a key role in the growth of the Company; (c) you have resigned your employment with the Company to pursue other opportunities; and (d) the Company wishes you the best in your future endeavors. In addition, in the event you or the Company must respond to questions from third parties regarding whether you asserted you had Good Reason to terminate your employment or the Company asserted it had Cause to terminate your employment under the Employment Agreement, your and the Company’s statements shall be consistent with the following points: (i) you and the Company had negotiations wherein each party alleged various legal rights under your employment agreement; (ii) as has been publicly disclosed, you and the Company have released each other from any and all claims and liabilities; and (iii) you and the Company have each retracted any allegations of any rights related to Cause or Good Reason under your employment agreement. Nothing in this provision or this Agreement is intended to prohibit or restrain any person in any manner from making disclosures as set forth in the section of this Agreement entitled “Protected Rights.” 8. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you have not earned, will not earn by, on or after the Separation, and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity), severance, or benefits before or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested stock options. 9. EXPENSE REIMBURSEMENTS. You agree that, within thirty (30) days after the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice. 10. YOUR RELEASE OF CLAIMS AGAINST THE COMPANY. (a) General Release of Claims. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, attorneys, predecessors, successors, affiliates, and assigns from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, arising from or in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. (b) Scope of Release. This general release includes, but is not limited to: (i) all claims arising from or in any way related to your employment with the Company or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

277314868 v3 Page 4 severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the California Labor Code (as amended), the California Family Rights Act, the Age Discrimination in Employment Act (“ADEA”), and the California Fair Employment and Housing Act (as amended). You acknowledge that you have been advised, pursuant to California Government Code Section 12964.5(b)(4), that you have the right to consult an attorney regarding this Agreement and that you were given a reasonable time period of not less than five business days in which to do so. You further acknowledge and agree that, in the event you sign this Agreement prior to the end of the reasonable time period provided by the Company, your decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period. (c) ADEA Release. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you have under the ADEA, and that the consideration given for the waiver and releases you have given in this Agreement is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (i) your waiver and release does not apply to any rights or claims arising after the date you sign this Agreement; (ii) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (iii) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it sooner); (iv) you have seven (7) days following the date you sign this Agreement to revoke this Agreement (in a written revocation sent to me); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after you sign this Agreement provided that you do not revoke it (the “Effective Date”). (d) Exceptions. Notwithstanding the foregoing, you are not releasing the Company hereby from: (i) any obligation to defend and indemnify you pursuant to the Articles and Bylaws of the Company, any valid fully executed indemnification agreement with the Company, applicable law, or applicable directors and officers liability insurance; (ii) any claims that cannot be waived by law; or (iii) any claims for breach of this Agreement. 11. THE COMPANY’S RELEASE OF CLAIMS AGAINST YOU. In exchange for your release of claims and other consideration under this Agreement, the Company hereby generally and completely releases you of and from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date the Company signs this Agreement; provided, however, that this release shall not extend to claims that cannot be waived by law. DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

277314868 v3 Page 5 12. SECTION 1542 WAIVER. In giving the releases herein, which include claims which may be unknown to the releasing parties at present, you and the Company acknowledge having read and understood Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” You and the Company hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your respective releases of claims herein, including but not limited to your and the Company’s releases of unknown claims. 13. PROTECTED RIGHTS. You and the Company understand that nothing in this Agreement limits any person’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the California Department of Fair Employment and Housing, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). You and the Company further understand this Agreement does not limit your, the Company’s or anyone else’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the other party. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement. Nothing in this Agreement prevents you or anyone else from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that such person has reason to believe is unlawful. You also acknowledge and agree that this Agreement will be disclosed by the Company as required by the federal securities laws. 14. RETURN OF COMPANY PROPERTY. You agree that, within five (5) days after the Separation Date, you will return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, drafts, financial and operational information, research and development information, sales and marketing information, customer lists, prospect information, pipeline reports, sales reports, personnel information, Company device and account login and password information specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computing and electronic devices, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions or embodiments thereof in whole or in part). You agree that you will make a diligent search to locate any such documents, property and information by the close of business on the Separation Date or as soon as possible thereafter. If you have used any personally owned DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

277314868 v3 Page 6 computer or other electronic device, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, within five (5) days after the Separation Date, you shall provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems; and you agree to provide the Company access to your system as requested to verify that the necessary copying and/or deletion is completed. 15. CONFIDENTIAL INFORMATION OBLIGATIONS. You acknowledge and reaffirm your continuing obligations under your Employee Confidential Information and Inventions Assignment Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by reference. 16. NO VOLUNTARY ADVERSE ACTION. You agree that you will not voluntarily (except in response to legal compulsion or as permitted under the section of this Agreement entitled “Protected Rights”) assist any person in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents. 17. COOPERATION. You agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages) and will make reasonable efforts to accommodate your scheduling needs. Should the Company require your cooperation to an extent that you deem to be unreasonable, the parties agree to discuss in good faith terms to compensate you for your time. 18. INDEMNIFICATION. The Company represents that it has directors’ and officers’ liability insurance in place, and for claims that may arise from the time of your employment as an executive officer of the Company, you will be covered by such policy in the same manner as other executive officers are covered. 19. NO ADMISSIONS. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission. 20. REPRESENTATIONS. You hereby represent that, once the Company satisfies its obligations under Section 2 of this Agreement, you will have: been paid all compensation owed and for all hours worked; received all leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim. DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

277314868 v3 Page 7 21. MISCELLANEOUS. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be delivered and executed via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes. [Signature page to follow] DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

277314868 v3 Page 8 If this Agreement is acceptable to you, please sign below and return the original to me. You have twenty-one (21) calendar days to decide whether to accept this Agreement, and the Company’s offer contained herein will automatically expire if you do not sign and return it within that timeframe. We wish you the best in your future endeavors. Sincerely, By: Bronson Crouch Chief Executive Officer I HAVE READ, UNDERSTAND AND AGREE FULLY TO THE FOREGOING AGREEMENT: Zachary Roberts, M.D., Ph.D. Date DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A 11/12/2022

277314868 v3 EXHIBIT A EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

228297516 v1 For California Employees Employee Confidential Information and Inventions Assignment Agreement Page 1 INSTIL BIO INC. EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT In consideration of my employment or continued employment by Instil Bio Inc. (“Employer”), and its subsidiaries, parents, affiliates, successors and assigns (together with Employer, “Company”), the compensation paid to me now and during my employment with Company, and Company’s agreement to provide me with access to its Confidential Information (as defined below), I enter into this Employee Confidential Information and Inventions Assignment Agreement with Employer (the “Agreement”). Accordingly, in consideration of the mutual promises and covenants contained herein, Employer (on behalf of itself and Company) and I agree as follows: 1. Confidential Information Protections. Recognition of Company’s Rights; Nondisclosure. My employment by Company creates a relationship of confidence and trust with respect to Confidential Information (as defined below) and Company has a protectable interest in the Confidential Information. At all times during and after my employment, I will hold in confidence and will not disclose, use, lecture upon, or publish any Confidential Information, except as required in connection with my work for Company, or as approved by an officer of Company. I will obtain written approval by an officer of Company before I lecture on or submit for publication any material (written, oral, or otherwise) that discloses and/or incorporates any Confidential Information. I will take all reasonable precautions to prevent the disclosure of Confidential Information. Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I agree that Company information or documentation to which I have access during my employment, regardless of whether it contains Confidential Information, is the property of Company and cannot be downloaded or retained for my personal use or for any use that is outside the scope of my duties for Company. Confidential Information. “Confidential Information” means any and all confidential knowledge or data of Company, and includes any confidential knowledge or data that Company has received, or receives in the future, from third parties that Company has agreed to treat as confidential and to use for only certain limited purposes. By way of illustration but not limitation, Confidential Information includes (a) trade secrets, inventions, ideas, processes, formulas, software in source or object code, data, technology, know-how, designs and techniques, and any other work product of any nature, and all Intellectual Property Rights (defined below) in all of the foregoing (collectively, “Inventions”), including all Company Inventions (defined in Section 2.1); (b) information regarding research, development, new products, business and operational plans, budgets, unpublished financial statements and projections, costs, margins, discounts, credit terms, pricing, quoting procedures, future plans and strategies, capital-raising plans, internal services, suppliers and supplier information; (c) information about customers and potential customers of Company, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by Company, and other non-public information; (d) information about Company’s business partners and their services, including names, representatives, proposals, bids, contracts, and the products and services they provide; (e) information regarding personnel, employee lists, compensation, and employee skills; and (f) any other non-public information that a competitor of Company could use to Company’s competitive disadvantage. However, Company agrees that I am free to use information that I knew prior to my employment with Company or that is, at the time of use, generally known in the trade or industry through no breach of this Agreement by me. Company further agrees that this Agreement does not limit my right to discuss my employment or unlawful acts in Company’s workplace, including but not limited to sexual harassment, or report possible violations of law or regulation with any federal, state or local government agency, or to discuss the terms and conditions of my employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act, or to the extent that such disclosure is protected under the applicable provisions of law or regulation, including but not limited to “whistleblower” statutes or other similar provisions that protect such disclosure, to the extent any such rights are not permitted by applicable law to be the subject of nondisclosure obligations. Term of Nondisclosure Restrictions. I will only use or disclose Confidential Information as provided in this Section 1 and I agree that the restrictions in Section 1.1 are intended to continue indefinitely, even after my employment by Company ends. However, if a time limitation on my obligation not to use or disclose Confidential Information is required                 DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

228297516 v1 Employee Confidential Information and Inventions Assignment Agreement Page 2 under applicable law, and the Agreement or its restriction(s) cannot otherwise be enforced, Company and I agree that the two year period after the date my employment ends will be the time limitation relevant to the contested restriction; provided, however, that my obligation not to disclose or use trade secrets that are protected without time limitation under applicable law shall continue indefinitely. No Improper Use of Information of Prior Employers and Others. During my employment by Company, I will not improperly use or disclose confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto Company’s premises any unpublished documents or property belonging to a former employer or any other person to whom I have an obligation of confidentiality unless that former employer or person has consented in writing. 2. Assignments of Inventions. Definitions. The term (a) “Intellectual Property Rights” means all past, present and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: trade secrets, Copyrights, trademark and trade name rights, mask work rights, patents and industrial property, and all proprietary rights in technology or works of authorship (including, in each case, any application for any such rights and any rights to apply for any such rights, as well as all rights to pursue remedies for infringement or violation of any such rights); (b) “Copyright” means the exclusive legal right to reproduce, perform, display, distribute and make derivative works of a work of authorship (for example, a literary, musical, or artistic work) recognized by the laws of any jurisdiction in the world; (c) “Moral Rights” means all paternity, integrity, disclosure, withdrawal, special and similar rights recognized by the laws of any jurisdiction in the world; and (d) “Company Inventions” means any and all Inventions (and all Intellectual Property Rights related to Inventions) that are made, conceived, developed, prepared, produced, authored, edited, amended, reduced to practice, or learned or set out in any tangible medium of expression or otherwise created, in whole or in part, by me, either alone or with others, during my employment by Company, and all printed, physical, and electronic copies, and other tangible embodiments of Inventions. California Limited Exclusion Notification. I acknowledge that California Labor Code section 2870(a) provides that I cannot be required to assign to Company any Invention that I develop entirely on my own time without using Company’s equipment, supplies, facilities or trade secret information, except for Inventions that either (i) relate at the time of conception or reduction to practice to Company’s business, or actual or demonstrably anticipated research or development, or (ii) result from any work performed by me for Company (“Nonassignable Inventions”). To the extent that a provision in this Agreement purports to require me to assign a Nonassignable Invention to Company, the provision is against the public policy of the state of California and is unenforceable. This limited exclusion does not apply to any patent or Invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or Invention to be in the United States. Prior Inventions. On Exhibit A to this Agreement is a list describing any Inventions that (i) are owned by me or in which I have an interest and that were made or acquired by me prior to my date of first employment by Company, and (ii) may relate to Company’s business or actual or demonstrably anticipated research or development, and (iii) are not to be assigned to Company (“Prior Inventions”). If no such list is attached, I represent and warrant that no Inventions that would be classified as Prior Inventions exist as of the date of this Agreement. I agree that if I use any Prior Inventions and/or Nonassignable Inventions in the scope of my employment, or if I include any Prior Inventions and/or Nonassignable Inventions in any product or service of Company, or if my rights in any Prior Inventions and/or any Nonassignable Inventions may block or interfere with, or may otherwise be required for, the exercise by Company of any rights assigned to Company under this Agreement (each, a “License Event”), (i) I will immediately notify Company in writing, and (ii) unless Company and I agree otherwise in writing, I                 DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

228297516 v1 Employee Confidential Information and Inventions Assignment Agreement Page 3 hereby grant to Company a non-exclusive, perpetual, transferable, fully-paid, royalty-free, irrevocable, worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium (whether now known or later developed), make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Inventions and/or Nonassignable Inventions. To the extent that any third parties have any rights in or to any Prior Inventions or any Nonassignable Inventions, I represent and warrant that such third party or parties have validly and irrevocably granted to me the right to grant the license stated above. For purposes of this paragraph, “Prior Inventions” includes any Inventions that would be classified as Prior Inventions, whether or not they are listed on Exhibit A to this Agreement. Assignment of Company Inventions. I hereby assign to Employer all my right, title, and interest in and to any and all Company Inventions other than Nonassignable Inventions and agree that such assignment includes an assignment of all Moral Rights. To the extent such Moral Rights cannot be assigned to Employer and to the extent the following is allowed by the laws in any country where Moral Rights exist, I hereby unconditionally and irrevocably waive the enforcement of such Moral Rights, and all claims and causes of action of any kind against Employer or related to Employer’s customers, with respect to such rights. I further agree that neither my successors-in-interest nor legal heirs retain any Moral Rights in any Company Inventions. Nothing contained in this Agreement may be construed to reduce or limit Company’s rights, title, or interest in any Company Inventions so as to be less in any respect than that Company would have had in the absence of this Agreement. Obligation to Keep Company Informed. During my employment by Company, I will promptly and fully disclose to Company in writing all Inventions that I author, conceive, or reduce to practice, either alone or jointly with others. At the time of each disclosure, I will advise Company in writing of any Inventions that I believe constitute Nonassignable Inventions; and I will at that time provide to Company in writing all evidence necessary to substantiate my belief. Subject to Section 2.3(b), Company agrees to keep in confidence, not use for any purpose, and not disclose to third parties without my consent, any confidential information relating to Nonassignable Inventions that I disclose in writing to Company. Government or Third Party. I agree that, as directed by Company, I will assign to a third party, including without limitation the United States, all my right, title, and interest in and to any particular Company Invention. Ownership of Work Product. I acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my employment and that are protectable by Copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101). Enforcement of Intellectual Property Rights and Assistance. I will assist Company, in every way Company requests, including signing, verifying and delivering any documents and performing any other acts, to obtain and enforce United States and foreign Intellectual Property Rights and Moral Rights relating to Company Inventions in any jurisdictions in the world. My obligation to assist Company with respect to Intellectual Property Rights relating to Company Inventions will continue beyond the termination of my employment, but Company will compensate me at a reasonable rate after such termination for the time I actually spend on such assistance. If Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in this paragraph, I hereby irrevocably designate and appoint Employer and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and on my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Agreement with the same legal force and effect as if executed by me. I hereby waive and quitclaim to Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Intellectual Property Rights assigned to Employer under this Agreement. Incorporation of Software Code. I agree not to incorporate into any Inventions, including any Company software, or otherwise deliver to Company, any software code licensed under the GNU General Public License, Lesser General Public License, or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Company, except in strict compliance with Company’s policies regarding the use of such software or as directed by Company. 3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Confidential Information developed by me and all Company Inventions                 DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

228297516 v1 Employee Confidential Information and Inventions Assignment Agreement Page 4 made by me during the period of my employment at Company, which records will be available to and remain the sole property of Employer at all times. 4. Duty of Loyalty During Employment. During my employment by Company, I will not, without Company’s written consent, directly or indirectly engage in any employment or business activity that is directly or indirectly competitive with, or would otherwise conflict with, my employment by Company. 5. No Solicitation of Employees, Consultants or Contractors. To the extent permitted by applicable law, I agree that during my employment and for the one year period after the date my employment ends for any reason, including but not limited to voluntary termination by me or involuntary termination by Company, I will not, as an officer, director, employee, consultant, owner, partner, or in any other capacity, either directly or through others (except on behalf of Company) solicit, induce, encourage any person known to me to be an employee, consultant, or independent contractor of Company to terminate his, her or its relationship with Company. 6. Reasonableness of Restrictions. I have read this entire Agreement and understand it. I agree that (a) this Agreement does not prevent me from earning a living or pursuing my career, and (b) the restrictions contained in this Agreement are reasonable, proper, and necessitated by Company’s legitimate business interests. I represent and agree that I am entering into this Agreement freely, with knowledge of its contents and the intent to be bound by its terms. If a court finds this Agreement, or any of its restrictions, are ambiguous, unenforceable, or invalid, Company and I agree that the court will read the Agreement as a whole and interpret such restriction(s) to be enforceable and valid to the maximum extent allowed by law. If the court declines to enforce this Agreement in the manner provided in this Section and/or Section 12.2, Company and I agree that this Agreement will be automatically modified to provide Company with the maximum protection of its business interests allowed by law, and I agree to be bound by this Agreement as modified. 7. No Conflicting Agreement or Obligation. I represent that my performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by Company. I have not entered into, and I agree I will not enter into, any written or oral agreement in conflict with this Agreement. 8. Return of Company Property. When I cease to be employed by Company, I will deliver to Company any and all materials, together with all copies thereof, containing or disclosing any Company Inventions, or Confidential Information. I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide Company with a computer-useable copy of all such information and then permanently delete such information from those systems; and I agree to provide Company access to my system as reasonably requested to verify that the necessary copying and/or deletion is completed. I further agree that any property situated on Company’s premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company’s personnel at any time during my employment, with or without notice. Prior to leaving, I hereby agree to: provide Company any and all information needed to access any Company property or information returned or required to be returned pursuant to this paragraph, including without limitation any login, password, and account information; cooperate with Company in attending an exit interview; and complete and sign Company’s termination statement if required to do so by Company. 9. Legal and Equitable Remedies. I agree that (a) it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms, (b) any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to Company, and (c) Company will have the right to enforce this Agreement by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that Company may have for a breach or threatened breach of this Agreement. If Company enforces this Agreement through a court order, I agree that the restrictions of Section 5 will remain in effect for a period of 12 months from the effective date of the order enforcing the Agreement.                 DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

228297516 v1 Employee Confidential Information and Inventions Assignment Agreement Page 5 10. Notices. Any notices required or permitted under this Agreement will be given to Company at its headquarters location at the time notice is given, labeled “Attention Chief Executive Officer,” and to me at my address as listed on Company payroll, or at such other address as Company or I may designate by written notice to the other. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt. 11. Publication of This Agreement to Subsequent Employer or Business Associates of Employee. If I am offered employment, or the opportunity to enter into any business venture as owner, partner, consultant or other capacity, while the restrictions in Section 5 of this Agreement are in effect, I agree to inform my potential employer, partner, co-owner and/or others involved in managing the business I have an opportunity to be associated with, of my obligations under this Agreement and to provide such person or persons with a copy of this Agreement. I agree to inform Company of all employment and business ventures which I enter into while the restrictions described in Section 5 of this Agreement are in effect and I authorize Company to provide copies of this Agreement to my employer, partner, co-owner and/or others involved in managing the business I have an opportunity to be associated with and to make such persons aware of my obligations under this Agreement. 12. General Provisions. Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California without regard to any conflict of laws principles that would require the application of the laws of a different jurisdiction. I expressly consent to the personal jurisdiction and venue of the state and federal courts located in California for any lawsuit filed there against me by Company arising from or related to this Agreement. Severability. If any portion of this Agreement is, for any reason, held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect the other provisions of this Agreement, and this Agreement will be construed as if such provision had never been contained in this Agreement. If any portion of this Agreement is, for any reason, held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent allowed by the then applicable law. Successors and Assigns. This Agreement is for my benefit and the benefit of Company and its and their successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon my heirs, executors, administrators and other legal representatives. Survival. This Agreement will survive the termination of my employment, regardless of the reason, and the assignment of this Agreement by Company to any successor in interest or other assignee. Employment At-Will. I understand and agree that nothing in this Agreement will change my at-will employment status or confer any right with respect to continuation of employment by Company, nor will it interfere in any way with my right or Company’s right to terminate my employment at any time, with or without cause or advance notice. Waiver. No waiver by Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by Company of any right under this Agreement will be construed as a waiver of any other right. Company will not be required to give notice to enforce strict adherence to all terms of this Agreement. Export. I agree not to export, reexport, or transfer, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, in violation of the United States export laws or regulations. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.                 DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

228297516 v1 Employee Confidential Information and Inventions Assignment Agreement Page 6 Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT WILL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION OF THIS AGREEMENT. Entire Agreement. The obligations in Sections 1 and 2 (except Section 2.2 and Section 2.7, in each case, with respect to a consulting relationship) of this Agreement will apply to any time during which I was previously engaged, or am in the future engaged, by Company as a consultant, employee or other service provider if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter of this Agreement and supersedes and merges all prior discussions between us, provided, however, if, prior to execution of this Agreement, Company and I were parties to any agreement regarding the subject matter hereof, that agreement will be superseded by this Agreement prospectively only. No modification of or amendment to this Agreement will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. [Signatures to follow on next page]                 DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

228297516 v1 Employee Confidential Information and Inventions Assignment Agreement Signature Page This Agreement will be effective as of the date signed by the Employee below. EMPLOYER: Instil Bio Inc. EMPLOYEE: (Signature) (Signature) (Printed Name) (Printed Name) (Title) (Date Signed)                           DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A

228297516 v1 Employee Confidential Information and Inventions Assignment Agreement Exhibit A, Page 1 EXHIBIT A PRIOR INVENTIONS 1. Prior Inventions Disclosure. Except as listed in Section 2 below, the following is a complete list of all Prior Inventions: No Prior Inventions. See below: Additional sheets attached. 2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to the Prior Inventions generally listed below, the intellectual property rights and duty of confidentiality with respect to which I owe to the following party(ies): Excluded Invention Party(ies) Relationship 1. 2. 3. Additional sheets attached. 228297516 v2                      DocuSign Envelope ID: 7EE6F995-B19B-4E52-ABB5-DABB54CDBC1A